EXHIBIT 99.1

Hanmi Financial Corporation Announces Agreement to Acquire Central Bancorp, Inc.

Will expand Hanmi into Texas, Illinois, New York, New Jersey and Virginia And Create Second Largest Korean-American Bank

Investor Conference Call Scheduled for 9:00 a.m. Pacific Time Today

LOS ANGELES, Dec. 16, 2013 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC) ("Hanmi"), the holding company for Hanmi Bank, announced today that it has entered into a definitive agreement to acquire Central Bancorp, Inc. ("CBI"), parent of Texas-based United Central Bank. The combined company will have 51 banking offices and 2 loan production offices serving a broad range of ethnic communities in California, Texas, Illinois, New York, New Jersey, Virginia and Georgia.

As of September 30, 2013, CBI had approximately $1.6 billion in assets, $0.7 billion in gross loans and $1.4 billion in deposits, and 24 branches across six states (Texas, Illinois, New York, New Jersey, Virginia and Georgia).

Upon closing of the transaction, Hanmi will have approximately $4.3 billion in assets, $2.8 billion in gross loans, and $3.8 billion in deposits, and will be the second largest Korean-American bank with a #1 deposit market share ranking among Korean-American banks in Texas, Illinois and Virginia and a significant presence in other key markets. Key strategic benefits of the merger include:

  Access to highly attractive markets with large Asian-American communities, creating business opportunities by leveraging Hanmi's brand and business strategies.

  Ability to realize significant cost savings and operational efficiencies for the combined company.

  Opportunity to prudently deploy capital at an attractive return for our shareholders.

Under the terms of the agreement, the total merger consideration payable to CBI common stockholders is $50 million in cash, subject to potential purchase price adjustments, representing approximately 62% of CBI's tangible book value as of September 30, 2013. The transaction is expected to close in the second half of 2014. Excluding one-time merger expenses, the transaction is expected to be immediately accretive to 2014 earnings and significantly accretive to 2015 earnings and beyond; and is expected to generate internal rate of return in excess of 20% for Hanmi shareholders.

"We believe the combined entity will be a significant competitive force in our markets and position the company for meaningful growth and earnings expansion," said C. G. Kum, President and CEO of Hanmi. "We are particularly pleased to have signed this agreement on the 31st anniversary of Hanmi Bank's opening its doors as the first Korean-American bank in Los Angeles with the clear mission of helping immigrants to achieve their American dreams. We remain committed to community banking, and to further diversifying our customer base, both ethnically and geographically."

"For shareholders, the combination is an attractive use of Hanmi's capital and is expected to be immediately accretive to earnings with minimal dilution to tangible book value per share, and will increase the earnings and growth profile of the combined entity," Kum continued. "For customers, the expanded footprint, increased product line and higher lending capacity should add convenience and enhanced service. And for employees, we will continue to invest in training, development and growth opportunities."

The boards of directors of both companies have unanimously approved the transaction. The transaction is subject to regulatory approval, the approval of the shareholders of CBI, and other closing conditions.

Hanmi Financial Corporation was advised by the investment banking firm of FBR Capital Markets and the law firm of Sullivan & Cromwell LLP. Central Bancorp, Inc. was advised by the investment banking firm of Sandler O'Neill + Partners, L.P., and the law firm of Bracewell & Giuliani, LLP.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the merger announcement will be held today, December 16, 2013, at 9:00 a.m. Pacific / 12:00 p.m. Eastern. Interested participants and investors may access the conference call by dialing 1-480-629-9818, conference ID HANMI. An accompanying slide presentation can be downloaded from the Investor Relations page of Hanmi Financial Corporation's website at www.hanmi.com.

There will also be a live webcast of the call available at the Investor Relations page of Hanmi Financial Corporation's website at www.hanmi.com. After the live webcast, a replay will remain available in the Hanmi Investor Relations website.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and loan production offices in Texas and Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value.

About Central Bancorp, Inc.

Founded in 1987 and headquartered in Garland, Texas, United Central Bank, a wholly-owned subsidiary of Central Bancorp, Inc., serves multi-ethnic communities in Texas, Illinois, Virginia, Georgia, New York and New Jersey through 24 banking offices. Additional information on Central Bancorp, Inc. and United Central Bank may be found on its website: www.unitedcentralbank.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by words or phrases such as "may," "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Hanmi Financial Corporation cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Hanmi Financial Corporation and Central Bancorp, including future financial and operating results, Hanmi Financial Corporation's or Central Bancorp's plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite Central Bancorp shareholder approvals; the risk that Hanmi Financial Corporation or Central Bancorp may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors we discuss or refer to in the "Risk Factors" section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"). Each forward-looking statement speaks only as of the date of the particular statement and neither Hanmi Financial Corporation nor Central Bancorp undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Mark (Shick) Yoon, CFA CPA CVA
         EVP & CFO
         213-427-5636
         marky@hanmi.com

         INVESTOR RELATIONS CONTACT:
         The Cereghino Group
         206-388-5788
         www.stockvalues.com